                                                                     EXHIBIT 3.1




                             CERTIFICATE OF INCORPORATION
                             ---------------------------
                                          OF
                                          --
                               PEREGRINE SYSTEMS, INC.
                                ----------------------


                                   Article I.

    The name of the corporation is Peregrine Systems, Inc. (the "Corporation").


                                   Article II.

    The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                  Article III.

    The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   Article IV.

    This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock which this Corporation shall have the authority to issue shall be 20,000,000, $.001 par value, and the total number of shares of Preferred Stock this Corporation shall have authority to issue shall be 2,000,000, $.001 par value.

    The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.


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                                   Article V.

    The name and mailing address of the incorporator are as follows:

              Bruce D. Bower
              c/o Wilson, Sonsini, Goodrich & Rosati
              Two Palo Alto Square
              Palo Alto, CA 94306


                                   Article VI.

    The Corporation is to have perpetual existence.


                                  Article VII.

    Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.


                                  Article VIII.

    The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.


                                   Article IX.

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.


                                   Article X.

    (a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach fiduciary duty as a director.


                                       2
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    (b) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

    (c) Neither any amendment nor repeal of this Article X, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


                                   Article XI.

    Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                  Article XII.

    Vacancies created by the resignation of one or more members, of the Board of Directors and newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.


                                  Article XIII.

    Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.


                                  Article XIV.

    Following the effectiveness of the registration of any class of securities of the Corporation pursuant to the requirements of the Securities Exchange Act of 1934, as amended, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.


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                                   Article XV.

    Until a Registration Statement regarding the sale of the Corporation's Common Stock to the public is declared effective by the Securities and Exchange Commission, stockholders shall be entitled to cumulative voting rights as set forth in this Article XV and the Bylaws of the Corporation. At all elections of directors of the Corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such stockholder would be entitled to cast for the election of directors with respect to such stockholder's shares of stock multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such stockholder may see fit. As of the date that a Registration Statement regarding the sale of the Corporation's Common Stock to the public is declared effective by the Securities and Exchange Commission, this Article XV shall no longer be effective and may be deleted herefrom upon any restatement of this Certificate of Incorporation.

                                  Article XVI.

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


    I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of February 1994.




/s/ Bruce D. Bower
Bruce D. Bower, Incorporator



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                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             PEREGRINE SYSTEMS, INC.


         Peregrine Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

         A. The name of this Corporation, and the name under which it was originally incorporated, is Peregrine Systems, Inc.

         B. The date of filing of this Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was February 28, 1994.

         C. Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Corporation's Certificate of Incorporation as follows:

         FIRST: The name of the Corporation is Peregrine Systems, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: (a) The Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock which this Corporation shall have the authority to issue shall be 50,000,000, $.001 par value, and the total number of shares of Preferred Stock this Corporation shall have authority to issue shall be 5,000,000, $.001 par value.

         (b) The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions provide for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the

                                       5
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number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

         FIFTH: The Corporation is to have perpetual existence.

         SIXTH: Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

         SEVENTH: The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

         EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or appeal the Bylaws of the Corporation.

         NINTH: (a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         (b) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

         (c) Neither any amendment nor repeal of this Article Ninth, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article Ninth, shall eliminate or reduce the effect of this Article Ninth, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Ninth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         ELEVENTH: Vacancies created by the resignation of one or more members of the Board of Directors and newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.

         TWELFTH: Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.


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         THIRTEENTH: Following the effectiveness of the registration of any class of securities of the Corporation pursuant to the requirements of the Securities Exchange Act of 1934, as amended, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

         FOURTEENTH: Until a Registration Statement regarding the sale of the Corporation's Common Stock to the public is declared effective by the Securities and Exchange Commission, stockholders shall be entitled to cumulative voting rights as set forth in this Article Fourteenth and the Bylaws of the Corporation. At all elections of directors of the Corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such stockholder would be entitled to cast for the election of directors with respect to such stockholder's shares of stock multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such stockholder may see fit. As of the date that a Registration Statement regarding the sale of the Corporation's Common Stock to the public is declared effective by the Securities and Exchange Commission, this paragraph shall no longer be effective and may be deleted herefrom upon any restatement of this Certificate of Incorporation.

         FIFTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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         IN WITNESS WHEREOF, Peregrine Systems, Inc. has caused this Amended and
Restated Certificate of Incorporation to be signed by Alan H. Hunt, its President and Chief Executive Officer, and attested by Richard T. Nelson, its Secretary, this 11th day of February 1997, each hereby declaring and certifying, under penalties of perjury, that the facts herein stated are true.

                                           PEREGRINE SYSTEMS, INC.



                                           /s/  ALAN H. HUNT
                                           --------------------------------
                                           Alan H. Hunt,
                                           President and Chief Executive Officer







Attested:



/s/  RICHARD T. NELSON
--------------------------------
Richard T. Nelson, Secretary

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                         CERTIFICATE OF AMENDMENT OF THE
                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                             PEREGRINE SYSTEMS, INC.

         Peregrine Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That at the July 16, 1998 meeting of the Board of Directors of the Corporation, a resolution was duly adopted approving the following proposed amendment to Article Fourth(a) of the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate") and calling for the submission of such amendment to the stockholders of the Corporation for consideration and approval:

                  "FOURTH: (a) The Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock which this Corporation shall have the authority to issue shall be 200,000,000, $.001 par value, and the total number of shares of Preferred Stock this Corporation shall have authority to issue shall be 5,000,000, $.001 par value."

         SECOND: That at the Corporation's Annual Meeting of Stockholders held on September 9, 1998, the stockholders of the Corporation representing greater than the minimum number of shares required by the Delaware General Corporation Law and the Certificate to approve the foregoing amendment voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Stephen P. Gardner, its President and Chief Executive Officer, and attested by Richard T. Nelson, its Secretary, this 12th day of October, 1998.

                                           PEREGRINE SYSTEMS, INC.


                                           /s/  STEPHEN P. GARDNER
                                           -------------------------------------
                                           Stephen P. Gardner,
                                           President and Chief Executive Officer

ATTESTED:


/s/  RICHARD T. NELSON
-------------------------------------
Richard T. Nelson, Secretary

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                         CERTIFICATE OF AMENDMENT OF THE

                              AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION OF

                             PEREGRINE SYSTEMS, INC.


         Peregrine Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That at the July 19, 2000 meeting of the Board of Directors of the Corporation, a resolution was duly adopted approving the following proposed amendment to paragraph (a) of Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate") and calling for the submission of such amendment to the stockholders of the Corporation for consideration and approval:

                  "FOURTH: (a) The Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock which this Corporation shall have the authority to issue shall be 500,000,000, $.001 par value, and the total number of shares of Preferred Stock this Corporation shall have authority to issue shall be 5,000,000, $.001 par value."

         SECOND: That at the Corporation's Annual Meeting of Stockholders held on September 15, 2000, the stockholders of the Corporation representing greater than the minimum number of shares required by the Delaware General Corporation Law and the Certificate to approve the foregoing amendment voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Stephen P. Gardner, its Chairman and Chief Executive Officer, and attested by Richard T. Nelson, its Secretary, this 15th day of September, 2000.

                                      PEREGRINE SYSTEMS, INC.


                                      /s/ DAVID A. FARLEY
                                      ------------------------------------------
                                      David A. Farley
                                      Senior Vice President, Finance and
                                      Administration and Chief Financial Officer

ATTESTED:


/s/ RICHARD T. NELSON
------------------------------------------
Richard T. Nelson, Secretary

                                       11
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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                         BARNHILL MANAGEMENT GROUP, INC.
                              A NEVADA CORPORATION

                                      INTO

                             PEREGRINE SYSTEMS, INC.
                             A DELAWARE CORPORATION

                                  * * * * * * *

         Peregrine Systems, Inc., a corporation organized and existing under the laws of Delaware ("Peregrine"), DOES HEREBY CERTIFY:

         FIRST: That this corporation was incorporated on the 28th day of February 1994, pursuant to the Delaware General Corporation Law.

         SECOND: That this corporation owns all of the outstanding shares of the stock of Barnhill Management Group, Inc., a corporation incorporated on the 22nd day of March 1999, pursuant to the Nevada General Corporation Law ("Barnhill").

         THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members on the 11th day of December 2000 and filed with the minutes of the Board, determined to merge into itself said Barnhill Management Group, Inc.:

         RESOLVED: That it is deemed advisable and in the best interests of Peregrine and its stockholders that Peregrine acquire all of the assets and assume all of the liabilities of Barnhill in a merger (the "Merger") of Barnhill with and into Peregrine, in which Peregrine shall be the surviving corporation.

         RESOLVED FURTHER: That the Certificate of Incorporation and Bylaws of Peregrine are hereby adopted and approved as the Certificate of Incorporation and Bylaws of the surviving corporation in the Merger to be effective at the effective time of the Merger.

         RESOLVED FURTHER: That the officers of Peregrine are hereby authorized, directed and empowered to cause Peregrine and Barnhill to effect the Merger upon such terms and conditions as are set forth in the Plan of Merger (the "Merger Agreement") in the form provided to the Board.

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         RESOLVED FURTHER: That the Merger Agreement shall provide that the
         "Effective Date" of the Merger shall be on December 14, 2000 or as soon thereafter as all conditions to effectiveness have been satisfied and that, on the Effective Date, each outstanding share of Barnhill Common Stock shall automatically be cancelled and all certificates evidencing ownership of such shares shall be void and of no effect. All issued and outstanding shares of capital stock of Peregrine shall remain issued and outstanding and the certificates evidencing such shares shall remain in full effect following the Merger.

         RESOLVED FURTHER: That the officers of Peregrine are hereby authorized, directed and empowered to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Barnhill into Peregrine and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary to effect the Merger, including filing Articles of Merger with the State of Nevada and filing any related or required documents with the appropriate governmental offices of the States of Delaware and Nevada in accordance with applicable laws to consummate the Merger.

         RESOLVED FURTHER: That the officers of Peregrine are authorized to take any other actions and to execute and deliver any other documents that they deem necessary or advisable in connection with the Merger Agreement and the transactions contemplated thereby, including without limitation the execution of agreements of merger and related filings with appropriate governmental officials to effect the mergers referred to above, and obtaining all necessary permits and qualifications under federal and states securities laws. Such officers are further authorized to make or cause to be made such modifications to the agreements (and any amendments thereto) as they deem necessary or desirable to carry out the intent and purposes of the foregoing resolutions, all as conclusively evidenced by the execution of the documents setting forth such terms and conditions.

         FOURTH: That this corporation survives the merger and may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Barnhill Management Group, Inc. as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of Title 8 of the Delaware Code, and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 3611 Valley Centre Drive, San Diego, California 92130, until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made personally by delivering to and leaving with the Secretary of State of Delaware duplicate copies of such process, one of which copies the Secretary of State of Delaware shall forthwith send by registered mail to the General Counsel of the surviving corporation at the above address.


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         IN WITNESS WHEREOF, said Peregrine Systems, Inc. has caused this
Certificate to be signed by Richard T. Nelson, its Secretary, this 14th day of December, 2000.



                                                 /s/  RICHARD T. NELSON
                                                 -------------------------------
                                                 Richard T. Nelson
                                                 Secretary

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